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                                                                       Exhibit 8

                     [Letterhead of Sullivan & Cromwell LLP]






                                                              August 5, 2003

Baltimore Gas and Electric Company
BGE Capital Trust II
39 W. Lexington Street
Baltimore, MD  21201

Ladies and Gentlemen:

     As special tax counsel to BGE Capital Trust II and Baltimore Gas and Electric Company in connection with the issuance of $250,000,000 aggregate liquidation amount of the Cumulative Trust Preferred Securities, as described in the Registration Statement dated August 5, 2003, we hereby confirm to you our opinion as set forth under the heading "United States Federal Income Tax Consequences" in such Registration Statement, subject to the limitations set forth therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "United States Federal Income Tax Consequences" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                  Very truly yours,


                                                  /s/ Sullivan & Cromwell LLP